leas1.jpg leas2.jpg lea3.jpg lease4.jpg signature1.jpg signature2.jpg signa3.jpg signa4.jpg signature6.jpg KM3174 figure1.jpg fig2.jpg figure2.jpg figure3.jpg lea1.jpg lea2.jpg lea.jpg lea4.jpg